Exhibit 99.1

Concrete Pumping Holdings Upsizes Asset-Based Lending Facility to $225 Million

PNC Joins Wells Fargo and JPMorgan in Lending Facility

ABL Credit Agreement maturity extended for 5 years to June 1, 2028

DENVER, CO – June 5, 2023 – Concrete Pumping Holdings, Inc. (Nasdaq: BBCP) (the “Company” or “CPH”), a leading provider of concrete pumping and waste management services in the U.S. and U.K., announced that Brundage-Bone Concrete Pumping Holdings Inc. (the "Issuer"), a wholly-owned subsidiary of the Company, has amended and restated its existing ABL credit agreement (the “ABL Facility”) to provide up to $225 million (previously $160 million) of commitments and extend the maturity of the ABL Facility to June 1, 2028. The $50 million in incremental commitments was provided by PNC Bank, National Association, who joins the facility as a joint lead arranger, and $15 million in incremental commitments was provided by JPMorgan Chase Bank, N.A.

“We are pleased to welcome PNC to our ABL banking relationship and appreciate the continued support from our Wells Fargo and JPMorgan Chase relationships," said Iain Humphries, CFO of Concrete Pumping Holdings. "This ABL upsize further improves our already strong liquidity position and with the extended maturity to 2028, we have enhanced our ability to pursue accretive investment opportunities and support our overall long-term growth. We remain committed to executing on our strategic priorities to maximize shareholder value through fiscal year 2023 and beyond.”

About Concrete Pumping Holdings

Concrete Pumping Holdings is the leading provider of concrete pumping services and concrete waste management services in the fragmented U.S. and U.K. markets, primarily operating under what we believe are the only established, national brands in both geographies – Brundage-Bone for concrete pumping in the U.S., Camfaud in the U.K., and Eco-Pan for waste management services in both the U.S. and U.K. The Company’s large fleet of specialized pumping equipment and trained operators position it to deliver concrete placement solutions that facilitate labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. Highly complementary to its core concrete pumping service, Eco-Pan seeks to provide a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of April 30, 2023, the Company provided concrete pumping services in the U.S. from a footprint of approximately 100 locations across 20 states, concrete pumping services in the U.K. from approximately 30 locations, and route-based concrete waste management services from 19 locations in the U.S. and 1 shared location in the U.K. For more information, please visit www.concretepumpingholdings.com or the Company’s brand websites at www.brundagebone.com, www.camfaud.co.uk, or www.eco-pan.com.

Important Notice Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terminology such as “likely,” “may,” “will,” “should,” “expect,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Such forward-looking statements are based on management’s reasonable current assumptions, expectations, plans and forecasts regarding the Company’s and the Issuer’s current or future results and future business and economic conditions more generally. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of the Company or the Issuer to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Therefore, you should not rely on any of these forward-looking statements as predictors of future events.

All forward-looking statements contained in this release are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date they are or were made, and the Company does not intend to update or otherwise revise the forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Company: Iain Humphries Chief Financial Officer 1-303-289-7497	Investor Relations: Gateway Group, Inc. Cody Slach 1-949-574-3860 BBCP@gateway-grp.com